January 10, 2008

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

Re: Global Food Technologies, Inc.
Commission File No. 000-37385

We have read the statements made by Global Foods Technology. (the "Company") pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K dated January 10, 2008 and filed by the Company on that date. We agree with the statements concerning our firm contained in Item 4.01(a) of such Form 8-K.

Very truly yours,

Weinberg & Company, P.A.
Certified Public Accountants
Los Angeles, California